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                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CheckFree Corporation on Form S-8 of our reports dated August 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
November 20, 2000